Exbibit 10.2

MEMBERSHIP INTEREST Transfer AGREEMENT

This Membership Interest Transfer Agreement (“Agreement”), effective as of September 25, 2025 (the “Effective Date”), is by and among IMWHP, LLC, a Delaware limited liability company (“Original Buyer”), IMWHP2, LLC, a Delaware limited liability company (“Buyer” and together with Original Buyer, “Buyer Parties”), and Xcel Brands, Inc., a Delaware corporation (“Xcel”). Each of Original Buyer, Buyer and Xcel may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Original Buyer, IM Brands, LLC, and IM Topco, LLC, a Delaware limited liability company (the “Company”), are parties to that certain Membership Interest Purchase Agreement, dated as of May 27, 2022, as amended by (i) that certain First Amendment to Membership Interest Purchase Agreement, dated as of March 2, 2023, (ii) that certain Second Amendment to Membership Interest Purchase Agreement, dated as of November 19, 2023, and (iii) that certain Third Amendment to Membership Interest Purchase Agreement (the “Third Amendment”), dated as of April 12, 2024 (together, the “MIPA”);

WHEREAS, as of immediately prior to the transactions contemplated by this Agreement, Xcel owns one hundred seventy-five (175) units of the Company, representing seventeen and one-half percent (17.5%) of the issued and outstanding Equity Securities of the Company;

WHEREAS, effective as of the Effective Date, Original Buyer and Xcel are entering into a settlement agreement (the “Settlement Agreement”) pursuant to which the Parties are resolving such disputes as have arisen among them prior to the Effective Date;

WHEREAS, in accordance with the terms of the Settlement Agreement, Buyer desires to acquire, and Xcel desires to transfer to Buyer, one hundred seventy-five (175) units, representing seventeen and one-half percent (17.5%) of the issued and outstanding Equity Securities of the Company (the “Transferred Interests”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements of the Parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

1.Recitals; Defined Terms. The above recitals of the facts giving rise to this Agreement are incorporated herein by this reference and constitute a part of this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the MIPA.

2.Transfer of the Transferred Interests. On October 1, 2025, being the date that closing of the transactions contemplated by this Agreement (the “Closing”) occurs (the “Closing Date”), Xcel shall transfer and assign the Transferred Interests to Buyer free and clear of all Liens other than the Permitted Liens, and Buyer shall acquire the Transferred Interests. “Permitted

Liens” means (i) that certain lien filed by the New York State Department of Taxation and Finance against Xcel on February 4, 2025 (File No. E-041130326-W001-1), and (ii) that certain lien filed by the Internal Revenue Service against Xcel on July 5, 2024 (File No. 2024 07050246246).

3.Closing. The transfer of the Transferred Interests to Buyer as described in Section 2 shall take place remotely through the exchange of documents and signatures through escrow on the Closing Date. The Closing shall occur on the Closing Date and shall be effective as of 12:01 a.m. Eastern time on October 1, 2025.

4.Closing Deliveries.

(a)At the Closing, Buyer shall deliver, or execute and deliver, as applicable, to Xcel the following: (i) a counterpart of an Assignment and Assumption of Interest for the Transferred Interests, in the form attached hereto as Exhibit A (the “Transferred Interests Assignment”), duly executed by Buyer; and (ii) such additional ancillary documents (if any), agreed upon by the Parties at least two (2) Business Days prior to the Closing, as shall be reasonably required to consummate the transactions contemplated by this Agreement (collectively, the “Ancillary Documents”).

(b)At the Closing, Xcel shall execute and deliver to Buyer the following: (i) a counterpart of the Transferred Interests Assignment, duly executed by Xcel; and (ii) the Ancillary Documents, if any.

5.Closing Costs. Each Party will pay its own expenses, costs and fees (including legal and other professional fees and costs) in conjunction with this Agreement and the transactions contemplated hereby.

6.Representations and Warranties of Xcel. Xcel represents and warrants to Buyer Parties as follows:

(a)Organization; Authorization. Xcel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Xcel has full corporate power, right and authority to enter into and perform its obligations under this Agreement, the Transferred Interests Assignment and each of the Ancillary Documents to which it is a party that have been or, upon the Closing, will be duly executed and delivered by Xcel, and constitute or will constitute upon execution the valid and binding obligations of Xcel, enforceable against Xcel in accordance with their respective terms, except as the enforceability thereof may be limited by laws of general application relating to bankruptcy, insolvency and debtors’ relief, and by general principles of equity. All corporate actions on the part of Xcel, and its shareholders and directors necessary for the authorization, execution, delivery and performance by Xcel of this Agreement, the Transferred Interests Assignment and each of the Ancillary Documents to which it is a party have been taken and no other corporate action on the part of Xcel is necessary to authorize this Agreement, the Transferred Interests Assignment and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

(b)No Violation. The execution, delivery and performance of this Agreement by Xcel and the execution, delivery and performance by Xcel of the Transferred Interests Assignment and each Ancillary Document to which it is (or will become at Closing) a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate, conflict with or result in a breach of any Law or Order; (ii) conflict with, result in any breach of or constitute a default under any provision of the certificate of incorporation, by-laws or any other formation or organizational documents of Xcel; (iii) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation of any right or obligation or to a loss of any benefit under any provision of any Contract to which Xcel is a party or by which the Transferred Interests are bound; (iv) result in the creation or imposition of any Lien upon any of the Transferred Interests; (v) require any authorization, consent or approval of or designation, declaration or filing with any Governmental Body or any other action by or notice to any court or Governmental Body pursuant to any Laws; or (vi) require any Consents or notifications to any Persons, except for any conflict, breach or default which would not (x) individually or in the aggregate, reasonably be expected to be materially adverse to Xcel’s condition (financial or otherwise), results of operations, business, assets or prospects or (y) prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(c)Capitalization. Xcel owns the Transferred Interests and there are no Liens on the Transferred Interests (other than (i) the Permitted Liens and (ii) Liens that will be released upon consummation of the transactions contemplated by this Agreement) and no Contracts or other agreements (written or oral) or options to purchase or rights of first refusal (or the like) with respect to or affecting the Transferred Interests. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Transferred Interests free and clear of all Liens except for the Permitted Liens and any Liens imposed by Buyer.

(d)Litigation. There is no Liability, Proceeding, Order or action of any nature or kind whatsoever pending or to Xcel’s knowledge, threatened against Xcel relating to the validity, enforceability, ownership or use of the Transferred Interests, or that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, before any court or Governmental Body. Xcel (i) is not subject to any Order of any court or Governmental Body related to the Transferred Interests; and (ii) has not commenced preparations to initiate, and is not engaged in, any Proceeding related to or affecting the Transferred Interests. There is no Liability, Proceeding, Order or action of any nature or kind whatsoever pending or, to Xcel’s knowledge, threatened against Xcel that would reasonably be expected to result in the imposition of any Lien on or against the Transferred Interests.

7.Representations of Buyer. Buyer represents and warrants to Xcel as follows:

(a)Organization; Authorization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is an Affiliate of Original Buyer. Buyer has full power, right and authority to enter into and perform its obligations under this Agreement, the Transferred Interests Assignment and each of the Ancillary Documents to which it is a party. The execution, delivery and performance by Buyer of this Agreement, the Transferred Interests Assignment and each of the Ancillary Documents to which it is a party have been duly and properly authorized by all requisite action in accordance with applicable Law. This Agreement to which Buyer is a party has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer and is enforceable against

Buyer in accordance with its terms, except as the enforceability thereof may be limited by laws of general application relating to bankruptcy, insolvency and debtors’ relief, and by general principles of equity.

(b)No Violation. Neither the execution and delivery of this Agreement, the Transferred Interests Assignment and the Ancillary Documents nor the performance by Buyer of its obligations hereunder or thereunder will: (i) violate, conflict with or result in a breach of any Law or Order; (ii) conflict with, result in any breach of or constitute a default under any provision of the certificate of formation, operating agreement or any other formation or organizational documents of Buyer; or (iii) require any authorization, consent or approval of or designation, declaration or filing with any Governmental Body or any other action by or notice to any court or Governmental Body pursuant to any Laws, except for any conflict, breach or default which would not (x) individually or in the aggregate, reasonably be expected to be materially adverse to Buyer’s condition (financial or otherwise), results of operations, business, assets or prospects or (y) prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(c)Litigation. There is no Liability, Proceeding, Order or action of any nature or kind whatsoever pending or, to Buyer’s knowledge, threatened against Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, before any court or Governmental Body; nor, is there any reasonable basis for any such Proceeding or other such matter.

8.Indemnification.

(a)Survival. The representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties and any right to indemnification pursuant to Section 8(b), shall survive the Closing until the sixth (6th) anniversary of the Closing Date. Any representation or warranty that is the subject of any claim prior to the expiration of the survival period set forth in this Section 8(a) shall survive for purposes of resolution of such claim until such claim is fully and finally resolved. The covenants and agreements contained in this Agreement shall survive indefinitely, until fully performed in accordance with their respective terms.

(b)Indemnification by Xcel. Xcel hereby agrees, from and after the Closing, to indemnify the Buyer and the Buyer Indemnified Parties and save and hold each of them harmless from and against and pay on behalf of or reimburse the Buyer and the Buyer Indemnified Parties as and when incurred for all Losses which Buyer or any Buyer Indemnified Party may suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of the Permitted Liens.

9.Tax Treatment. The Parties agree that the transactions contemplated by this Agreement are intended to be treated as a redemption for income tax purposes. For purposes of Section 736 of the Code, any amounts paid or considered paid to Xcel (including all deemed distributions pursuant to Section 752(b) of the Code, if any) in consideration for the Transferred Interests shall be treated as distributions made in exchange for the interests of Xcel in the property of Company pursuant to Section 736(b) of the Code and the corresponding provisions of any applicable state or local tax laws.

10.Public Announcements. No Party shall make, or cause or permit to be made, any press release or public announcement, or otherwise communicate with any news media, in respect of this Agreement without the prior written consent of the other Parties, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that Xcel may, without the prior consent of the other Parties, make such press release, public disclosure, securities law filings, or public announcement as may be required in such Party’s opinion under applicable Laws, including stock exchange rules and regulations (including the filing of Forms 8-K announcing the transaction contemplated by this Agreement and the filing of this Agreement with the SEC as may be required under applicable Laws).

11.Governing Law; Dispute Resolution.

(a)This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of laws.

(b)Except with respect to any Party’s right to injunctive relief hereunder, the Parties agree that any controversy, claim or dispute arising out of or relating to this Agreement (including the determination of the scope or applicability of this Agreement to arbitrate) shall be determined by confidential arbitration in New York, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to the JAMS Rules; provided, however, that notwithstanding the JAMS Rules, the arbitrator shall not have the power to award injunctive or other equitable relief, and nothing herein shall preclude or prevent a Party from pursuing, injunctive or other equitable relief in a New York state or federal court of competent jurisdiction. The Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration proceeding. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Delaware, or federal law, if the law of the State of Delaware is preempted.

(c)If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party (as determined by the trier of fact) shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE DOCUMENTS AND AGREEMENTS CONTEMPLATED HEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING BASED ON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH PROCEEDING WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.No Third-Party Beneficiaries. Except as provided for herein, this Agreement is for the sole benefit of the Parties hereto and nothing herein, expressed or implied shall give or be construed to give to any Person other than the Parties hereto any legal or equitable rights hereunder.

14.Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection herewith. This Agreement cannot be amended without the written agreement by all of the Parties hereto. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

15.Headings. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or context of this Agreement or in any way affect its provisions.

16.Counterparts; Execution and Delivery. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic distribution of PDF files, and the same shall have the same force and effect as if executed and delivered in the original.

17.Subsequent Documents. Each of the Parties hereto agrees to execute such further instruments and assurances or provide such other documents as may be reasonably necessary to effectuate the purposes of this Agreement.

18.Notices, Consents, etc. Any notices, consents or other communications required or permitted to be sent or given hereunder by any of the Parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by email transmission with written request of confirmation of receipt, to the Parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

If to Xcel, to:

Xcel Brands, Inc.
550 Seventh Avenue, 11th Floor
New York, NY 10018
Attn: James Haran, Chief Financial Officer
Email: jharan@xcelbrands.com

If to Buyer, to:

IMWHP2, LLC
530 Fifth Avenue, 12th Floor
New York, NY 10036
Attn: Gregg Donnenfeld
Email: gdonnenfeld@whp-global.com

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) five (5) Business Days after the date of mailing if sent by certified or registered mail, (y) one (1) Business Day after date of receipt if sent by overnight courier or (z) the date such notice is delivered by email if sent before 5:00 p.m. Eastern time, otherwise the next succeeding Business Day after transmission by email.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

IMWHP, LLC
a Delaware limited liability company

By: /s/ Yehuda Shmidman
Name: Yehuda Shmidman
Title: Chief Executive Officer

IMWHP2, LLC
a Delaware limited liability company

By: /s/ Yehuda Shmidman
Name: Yehuda Shmidman
Title: Chief Executive Officer

Xcel Brands, Inc.
a Delaware corporation

By: /s/ Seth Burroughs
Name: Seth Burroughs
Title: EVP

[SIGNATURE PAGE TO MEMBERSHIP INTEREST TRANSFER AGREEMENT (SETTLEMENT)]

Exhibit A

Form of Transferred Interests Assignment

See next page(s)

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”), effective as of October 1, 2025 (the “Effective Date”), by and between Xcel Brands, Inc., a Delaware corporation (“Assignor”), and IMWHP2, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns 17.5% of the limited liability company interests in IM Topco, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, pursuant to, and subject to, that certain Membership Interest Transfer Agreement by and between Assignor and Assignee, effective as of July 16, 2025 (the “Transfer Agreement”), Assignor has agreed to transfer, and Assignee has agreed to acquire, 17.5% of the limited liability company interests in the Company (the “Transferred Interests”); and

WHEREAS, Assignor desires to assign its right, title and interest in and to the Transferred Interests to Assignee, and Assignee desires to accept the assignment of, and to assume the obligations with respect to, the Transferred Interests from Assignor, subject to the terms and conditions set forth in the Transfer Agreement and in this Assignment.

NOW, THEREFORE, for good and valuable consideration set forth in the Transfer Agreement, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment of Transferred Interests. Assignor hereby transfers, conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Transferred Interests, and Assignee hereby accepts such transfer, conveyance and assignment and hereby assumes the obligations with respect to the Transferred Interests, all in accordance with, upon, and subject to, the terms and provisions of the Transfer Agreement and this Assignment.

2.Effective Date. This Assignment, and the transfer, conveyance, assignment and assumption of the Transferred Interests, shall be effective as of 12:01 a.m. on the Effective Date.

3.Representations and Warranties. Other than the representations and warranties expressly made by Assignor in the Transfer Agreement, Assignor makes no representation or warranty in connection with this Assignment regarding the Transferred Interests.

4.Amendment. This Assignment may be amended only in a writing signed by the party against whom such amendment is sought to be enforced.

5.Counterparts; Signatures. This Assignment may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. This Assignment may be executed and delivered by facsimile or electronic distribution of PDF files, and the same shall have the same force and effect as if executed and delivered in the original.

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6.Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

7.No Third-Party Beneficiaries. Except as provided for herein, this Assignment is for the sole benefit of the parties hereto and nothing herein, expressed or implied shall give or be construed to give to any person other than the parties hereto any legal or equitable rights hereunder.

8.Incorporation of Transfer Agreement. This Assignment is subject to the provisions of the Transfer Agreement that expressly survive the Closing thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first above written.

Xcel Brands, Inc.
a Delaware corporation

By:
Name:
Title:

IMWHP2, LLC
a Delaware limited liability company

By:
Name:	Yehuda Shmidman
Title:	Chief Executive Officer

[SIGNATURE PAGE TO ASSIGNMENT (SETTLEMENT)]